PURCHASE AND SALE AGREEMENT

                         dated effective as of December 31, 2005

                                       between

                              Hallador Petroleum Company,

                                    as Purchaser

                                        and

                          Yorktown Energy Partners II, L.P.,


                                     as Seller

                          relating to the purchase and sale

                                        of

                           limited partnership interests

                                       in

                         Savoy Energy Limited Partnership



ARTICLE I  DEFINITIONS                                          1

1.1  Definitions                                                1

1.2  Other Defined Terms                                        2

ARTICLE II PURCHASE AND SALE                                    2

2.1  Purchase and Sale of the Partnership Interests             2

2.2  Consideration                                              2

2.3  Transactions to be Effected at the Closing                 3

2.4  Closing Date                                               3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER           3

3.1  Authorization                                              3

3.2  No Conflicts                                               3

3.3  Ownership of Partnership Interest                          4

3.4  No Brokers or Finders                                      4

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER         4

4.1  Authority and Enforceability                               4

4.2  No Conflicts; Authorizations                               4

4.3  Purchase for Investment                                    5

4.4  Brokers or Finders                                         5

ARTICLE V  CONDITIONS TO CLOSING                                5

5.1  Conditions to Obligations of Purchaser                     5

5.2  Conditions to Obligations of Seller                        6

ARTICLE VI  POST-CLOSING COVENANTS                              6

6.1  Post-Closing Notifications                                 6

6.2  Certain Tax Matters                                        6

6.3  Further Assurances                                         7

ARTICLE VII  TERMINATION                                        7

7.1  Termination                                                7

7.2  Effect of Termination                                      7

7.3  Remedies                                                   7

ARTICLE VIII  INDEMNIFICATION                                   8

8.1  Survival.                                                  8

8.2  Indemnification                                            8

8.3  Notice and Opportunity to Defend                           8

8.4  Contingent Claims                                          9

8.5  Effect of Investigation                                    9

8.6  Tax Treatment of Indemnification Payments                  9

8.7  Other Rights and Remedies Not Affected                     9

ARTICLE IX  MISCELLANEOUS                                      10

9.1  Notices                                                   10

9.2  Amendments and Waivers                                    11

9.3  Expenses                                                  11

9.4  Successors and Assigns                                    11

9.5  Governing Law                                             11

9.6  Consent to Jurisdiction                                   11

9.7  Counterparts                                              12

9.8  Third Party Beneficiaries                                 12

9.9  Entire Agreement                                          12

9.10 Captions                                                  12

9.11 Severability                                              12

9.12 Interpretation                                            12


                              PURCHASE AND SALE AGREEMENT

       This PURCHASE AND SALE AGREEMENT (the "'Agreement") is dated effective as of December 31, 2005, and entered into by and between Hallador Petroleum Company, a Colorado corporation ("Purchaser"), and Yorktown Energy Partners II, L.P., a Delaware limited partnership ("Seller").

                                     RECITALS:

       A. As of the date of this Agreement, Seller owns a 36.8790% limited partnership interest in Savoy Energy Limited Partnership, a Michigan limited partnership (the "Company").

       B. Upon the terms and subject to the conditions set forth in this Agreement, (i) Purchaser wishes to purchase, and Seller wishes to sell to Purchaser, a 32.0% limited partnership interest in the Company (the "Partnership Interest"). Following such purchase and sale, Purchaser will hold a 32.0% limited partnership interest in the Company, and Seller will continue to hold a 4.8790% limited partnership interest in the Company.

       NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    Article I

                                   DEFINITIONS

       1.1 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1, or in the applicable Section of this Agreement to which reference is made in this
Section 1.1.

       "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

       "Business Day" means a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by Law to close.

       "Governmental Entity" means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state, local, or municipal government, foreign, international, multinational or other government, including any department, commission, board, agency, bureau, subdivision, instrumentality, official or other regulatory, administrative or judicial authority thereof.

       "Law" means any statute, law (including common law), constitution, treaty, ordinance, code, order, decree, judgment, rule, regulation and any other binding requirement or determination of any Governmental Entity.

       "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, adverse claim or other encumbrance in respect of such property or asset.

       "Losses" means any and all losses, liabilities, claims, demands, fines, judgments, orders, settlements, damages and any related expenses (including, without limitation, legal, accounting, consulting and investigation expenses and litigation costs).

       "Order" means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

       "Person" means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

       1.2 Other Defined Terms. The following terms have the meanings assigned to such terms in the Sections of the Agreement set forth below:

           Acquisition                         2.1
           Agreement                      Preamble
           Amendment                        5.1(e)
           Asserted Liability               8.3(a)
           Closing                             2.4
           Closing Date                        2.4
           Company                        Recitals
           Indemnitee                       8.3(a)
           Indemnifying Party               8.3(a)
           Partnership Agreement               3.3
           Partnership Interest           Recitals
           Purchase Price                      2.1
           Seller                         Preamble



                                      ARTICLE II

                                    PURCHASE AND SALE

       2.1 Purchase and Sale of the Partnership Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Partnership Interest free and clear of all Liens. The purchase and sale of the Partnership Interest is referred to in this Agreement as the "Acquisition."

       2.2 Consideration. At the Closing, Purchaser shall pay to Seller an amount equal to U.S. $4,164,972 by wire transfer of immediately available funds to the bank account set forth on Schedule 2.2.

       2.3 Transactions to be Effected at the Closing.

              (a) At the Closing Purchaser shall deliver to Seller all documents, instruments or certificates required to be delivered by Purchaser to Seller at the Closing pursuant to this Agreement.

              (b) At the Closing Seller shall deliver to Purchaser (i) all certificates representing or evidencing the Partnership Interests, if any,
(ii) all other documents and instruments necessary to vest in Purchaser all of Seller's right, title and interest in and to the Partnership Interest, free and clear of all Liens, and (iii) all other documents, instruments or certificates required to be delivered by Seller to Purchaser at the Closing pursuant to this Agreement.

       2.4 Closing Date. The closing of the Acquisition (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 300 S. Grand Avenue, Suite 2200, Los Angeles, California 90071, effective as of 11:59:59 p.m. Central Standard Time on December 31, 2005, unless another time, date or place is agreed to in writing by the parties. The date upon which the Closing occurs is herein referred to as the "Closing Date."

                                       Article III

                       REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller represents, warrants and covenants to Purchaser as of the date hereof and as of the Closing Date that:

       3.1 Authorization. Seller has all requisite power and authority to execute and deliver this Agreement, to perform Seller's obligations hereunder and to consummate the transactions contemplated hereby. Seller has the full power to exchange, assign, transfer and deliver the Partnership Interest it currently retains to Purchaser in accordance with the terms of this Agreement, free and clear of all Liens. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (b)by the availability of injunctive relief and other equitable remedies.

       3.2 No Conflicts. The execution and delivery by Seller of this Agreement does not, and the consummation of the Acquisition by Seller will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter, bylaws, partnership agreement or similar organization documents of Seller;

              (b) conflict with or result in a material violation or breach of any Law or Order applicable to Seller or any of Seller's assets and properties or require any consent or approval of or any notice or filing with any Governmental Entity or other third party; or

              (c) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of, any note, bond, lease, license, agreement or other instrument or obligation to which Seller is a party or by which Seller's assets or properties are bound.

       3.3 Ownership of Partnership Interest. Seller is the sole record and beneficial owner of the Partnership Interest, free and clear of all Liens. Except for the Second Amended and Restated Agreement of Limited Partnership of the Company dated February 1, 2003 (the "Partnership Agreement"), Seller is not a party to any voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to the Company.

       3.4 No Brokers or Finders. Seller has not incurred and will not incur, directly or indirectly, as a result of any action taken or permitted to be taken by or on behalf of Seller, any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with the execution and performance of the transactions contemplated by this Agreement.

                                      Article IV

                       REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Purchaser represents and warrants as of the date hereof and as of the Closing Date:

       4.1 Authority and Enforceability. Purchaser has the requisite power and authority to enter into this Agreement and to consummate the Acquisition. The execution and delivery of this Agreement and the consummation of the Acquisition have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by Seller, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (b) the availability of injunctive relief and other equitable remedies.

       4.2 No Conflicts; Authorizations. The execution and delivery of this Agreement by Purchaser does not, and the consummation of the Acquisition by Purchaser will not:

              (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter, bylaws, partnership agreement or similar organization documents of Purchaser;

              (b) conflict with or result in a material violation or breach of any Law or Order applicable to Purchaser or any of Purchaser's assets and properties or require any consent or approval of or any notice or filing with any Governmental Entity or other third party; or

              (c) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of, any note, bond, lease, license, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser's assets or properties are bound.

       4.3 Purchase for Investment. The Partnership Interest is being acquired for investment only and not with a view to any public distribution thereof. Purchaser shall not offer to sell or otherwise dispose of, or sell or otherwise dispose of, the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933.

       4.4 Brokers or Finders. Purchaser has not incurred and will not incur, directly or indirectly, any liability for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                     Article V

                               CONDITIONS TO CLOSING

       The obligations of Purchaser and Seller to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

       5.1 Conditions to Obligations of Purchaser.

              (a) Representations and Warranties of Seller. The representations and warranties of Seller shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

              (b) Agreements and Covenants. Seller shall have performed and complied with each agreement, covenant and obligation required by it pursuant to this Agreement to be so performed or complied with by Seller at or before the Closing.

              (c) Closing Certificate. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed by an authorized officer or manager of Seller, as applicable, certifying as to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b).

              (d) Secretary's Certificate. The Secretary of the Company shall have delivered to Purchaser at the Closing a certificate stating that all partner approvals necessary to consummate the transactions contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of the Partnership Agreement, certified by the Secretary of the Company as the true and correct copy of the Partnership Agreement as of the Closing; and (ii) a copy of the consent of the partners of the Company, evidencing the approval of this Agreement and the transactions contemplated hereby, including appointment of Purchaser's representation to the Executive Committee of the Company.

              (e) Amendment to Partnership Agreement. A copy of an amendment to the Partnership Agreement in the form attached hereto as Exhibit A (the "Amendment"), duly executed by the requisite partners of the Company.

              (f) Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the transactions contemplated hereby shall have been obtained.

              (g) No Actions or Proceedings. No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

       5.2 Conditions to Obligations of Seller.

              (a) Representations, Warranties and Agreements of Purchaser. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

              (b) Agreements and Covenants. Purchaser shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

              (c) Closing Certificate. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by an authorized officer of Purchaser, certifying as to the fulfillment of the conditions specified in Sections 5.2(a) and 5.1(b).

              (d) Amendment to Partnership Agreement. A copy of the Amendment, duly executed by Purchaser.

              (e) Third-Party Consents. Any and all consents or waivers required from third parties relating to the performance by Purchaser of its obligations hereunder shall have been obtained.

              (f) No Actions or Proceedings. No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

                                  Article VI

                             POST-CLOSING COVENANTS


       6.1 Post-Closing Notifications. Purchaser and Seller will, and each will cause their respective Affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment or control, export or other law of any governmental entity having jurisdiction over Purchaser or Seller.

       6.2 Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any Governmental Entity with taxing authority, domestic or foreign, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the transfer of the Partnership Interests or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by Seller. Seller will indemnify Purchaser against any liability, direct or indirect, for any taxes imposed on Purchaser or with respect to the Company that are attributable to any taxable periods ending on or prior to the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date.

       6.3 Further Assurances. Subject to the terms of this Agreement, each of Purchaser and Seller shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof and consummate the Acquisition.

                                 Article VII

                                 TERMINATION

       7.1 Termination.

              (a) This Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

                      (i) by mutual written consent of Purchaser and Seller;

                      (ii) by Purchaser or Seller if:

                             (A) the Closing does not occur on or before
January 31, 2006; provided that the right to terminate this Agreement under this clause (ii)(A) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

                             (B) a Governmental Entity shall have issued an
Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which Order or other action is final and non-appealable;

                      (iii) by Purchaser if any condition to the obligations of Purchaser hereunder becomes incapable of fulfillment other than as a result of a breach by Purchaser of any covenant or agreement contained in this Agreement, and such condition is not waived by Purchaser.

              (b) The party desiring to terminate this Agreement pursuant to
Section 7.1(a)(ii) or (iii) shall give written notice of such termination to the other party hereto.

       7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any party hereto or their respective officers, directors, stockholders, partners or Affiliates, except as set forth in Section 7.3; provided that the provisions of Section 7.3 (Remedies) and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

       7.3 Remedies.  Any party terminating this Agreement pursuant to
Section 7.1 shall have the right to recover damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that the party seeking relief is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other party to terminate the Agreement under Section 7.1.

                                 Article VIII

                               INDEMNIFICATION

       8.1 Survival.

              (a) Except as set forth in Section 8.1(b), all representations and warranties contained in this Agreement, or in any schedule, certificate or other document delivered pursuant to this Agreement, shall terminate upon the Closing.

              (b) The representations and warranties contained in Section 3.3 (Ownership of Partnership Interest) shall survive the Closing indefinitely.

              (c) The covenants and agreements which by their terms do not contemplate performance after the Closing Date shall survive the Closing for a period of two (2) years. The covenants and agreements which by their terms contemplate performance after the Closing Date shall survive the Closing in accordance with their terms until sixty (60) days following the expiration of any applicable statute of limitations.

       8.2 Indemnification.

              (a) Seller shall indemnify, defend and hold harmless Purchaser from and against any and all Losses based upon, arising out of, in connection with, or relating to any inaccuracy or breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or other documents delivered by Seller pursuant to this Agreement.

              (b) Purchaser shall indemnify, defend and hold harmless Seller from and against any and all Losses based upon, arising out of, in connection with, or relating to any inaccuracy or breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or other documents delivered by Purchaser pursuant to this Agreement.

       8.3 Notice and Opportunity to Defend.

              (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which gives rise or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in Losses, the Indemnitee shall give notice thereof to the party obligated to provide indemnification pursuant to Section 8.2 (the "Indemnifying Party). Such notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by the Indemnitee.

              (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted
Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided; however, that consent to settlement or compromise shall not be uUnreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate at their own expense in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

       8.4 Contingent Claims. Nothing herein shall be deemed to prevent an Indemnitee from making a claim hereunder for potential or contingent claims or demands; provided that any notice of Asserted Liability sets forth the specific basis for any such contingent claim to the extent then feasible and the Indemnitee has reasonable grounds to believe that such a claim may be made.

       8.5 Effect of Investigation. An Indemnitee's right to indemnification or other remedies based upon the representations and warranties and covenants and agreements of the Indemnitor will not be affected by any investigation or knowledge of the Indemnitee or any waiver by the Indemnitee of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or agreement. Such representations and warranties and covenants and agreements shall not be affected or deemed waived by reason of the fact that the Indemnitee knew or should have known that any representation or warranty might be inaccurate or that the Indemnitor failed to comply with any agreement or covenant. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

       8.6 Tax Treatment of Indemnification Payments. Except as otherwise required by applicable Law, the parties shall treat any indemnification payment made hereunder as an adjustment to Purchase Price.

       8.7 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VIII are independent of and in addition to such rights and remedies as the parties may have at Law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                    Article IX

                                  MISCELLANEOUS

       9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and Shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier,
(c) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next Business Day, or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.
Such communications, to be valid, must be addressed as follows:

       If to Purchaser, to:

                      Hallador Petroleum Company
                      1660 Lincoln Street, Suite 2700
                      Denver, CO  80264
                      Attn:  Victor Stabio
                      Facsimile:  303.832.3013

       With a copy to:

                      Morgan, Lewis & Bockius LLP
                      300 S. Grand Avenue, Suite 2200
                      Los Angeles, CA 90071
                      Attn:  Ingrid A. Myers, Esq.
                      Facsimile:  213.612.2501

       If to Yorktown, to:

                      Yorktown Energy Partners II, LP
                      410 Park Avenue, 19th Floor
                      New York, New York 10022
                      Attn:  Bryan H. Lawrence
                      Facsimile: 212.515.2105

       With a copy to:

                      Thompson & Knight LLP
                      1700 Pacific Avenue, Suite 3300
                      Dallas, Texas 75201
                      Attn:  Jeffrey A. Zlotky, Esq.
                      Facsimile: 214.969.1751

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

       9.2 Amendments and Waivers.

              (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

              (c) To the maximum extent permitted by Law, (i) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (ii) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

       9.3 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the Acquisition is consummated.

       9.4 Successors and Assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

       9.5 Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

       9.6 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any Action arising out of or relating to this Agreement or any breach thereof, or any transaction contemplated hereby, unless such court would not have subject matter jurisdiction thereof, in which event the parties consent to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any Action, Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the Acquisition and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED
ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

       9.7 Counterparts. This Agreement may be executed in counterparts, and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and both of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures with original copies to follow by mail or courier service.

       9.8 Third Party Beneficiaries. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; except that in the case of Article VIII hereof, the Indemnitees and their respective heirs, executors, administrators, legal representatives, successors and assigns, are intended third party beneficiaries of such sections and shall have the right to enforce such sections in their own names.

       9.9 Entire Agreement. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto set forth the entire understanding of the parties hereto with respect to the Acquisition. All schedules, exhibits and attachments referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

       9.10 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

       9.11 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       9.12 Interpretation.

              (a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

              (b) The terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

              (c) When a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

              (d) The word "include", "includes", and "including" when used in this Agreement shall be deemed to be followed by the words "without limitation", unless otherwise specified.

              (e) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

              (f) Reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

              (g) The parties have participated jointly in the negotiation and drafting of this Agreement. Any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                         PURCHASER:

                                         HALLADOR PETROLEUM COMPANY

                                         By:/s/VICTOR P. STABIO
                                         Title:  CEO and President

                                         SELLER:

                                         YORKTOWN ENERGY PARTNERS II, L.P.

                                         By:  Yorktown II LP,
                                              its general partner

	                                 By:  Yorktown II Associates LLC,
                                              its general partner

                                         By:  Bryan Lawrence
                                              Title:


                             SCHEDULE 2.2

                    Seller Wire Transfer Information



                              EXHIBIT A

                      Form of Amendment to the
    Second Amended and Restated Limited Partnership Agreement
                   of Savoy Energy Limited Partnership